UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GCP APPLIED TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION AND NOTICE REGARDING THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of GCP Applied Technologies Inc. (“GCP” or the “Company”), dated April 15, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020. This Notice of Change of Location is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 18, 2020.

THE NOTICE SHOULD BE READ

IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 28, 2020

To the Stockholders of GCP Applied Technologies Inc.:

Notice is hereby given that the location of the 2020 Annual Meeting of Stockholders of GCP Applied Technologies Inc. (“GCP” or the “Company”) has been changed. As previously announced, the Annual Meeting will be held at 10:00 a.m. Eastern Time on May 28, 2020. However, due to the public health impact and related considerations of the COVID-19 pandemic, the Annual Meeting will be now held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

Although the meeting webcast will begin at 10:00 a.m. Eastern Time on Thursday, May 28, 2020, we encourage you to access the virtual Annual Meeting site prior to the start time to allow ample time to log into the meeting webcast, test your computer system, and—if needed—download and print the Annual Meeting ballot. Accordingly, the virtual Annual Meeting site will first be accessible to registered shareholders beginning at 9:30 a.m. Eastern Time on the day of the meeting.

You must register in advance to attend the Annual Meeting. Requests for registration to attend the Annual Meeting must be received no later than 10:00 a.m. Eastern Time, on May 27, 2020. Stockholders may make such request to register by following the instructions below.

However, you are encouraged to vote in advance of the meeting and return your votes by Internet, by telephone or by mail, and we encourage you to vote as early as possible to avoid any processing delays. If you have already voted, you do not need to vote by ballot at the Annual Meeting unless you intend to change your vote.

If you intend to vote at the Annual Meeting, you are strongly encouraged to submit a pre-verification request to avoid any issues on the date of the Annual Meeting with your verification. Pre-verification requests for voting at the Annual Meeting must be received no later than 11:59 p.m. Eastern Time on May 26, 2020. Stockholders may make such a request to vote by following the instructions below.

Beginning thirty minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty during the virtual Annual Meeting, please contact the support team using the contact information included on your confirmation email described below.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on April 13, 2020 (the “Record Date”).

The below registration process provides the means of remote communication through which you may attend and vote at the Annual Meeting. If you have any difficulty following the registration process, please email GCP@dfking.com.

Registering to Attend the Virtual Meeting as a Stockholder of Record

If you were a stockholder of record as of April 13, 2020 and your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, you may register to attend the Annual Meeting by accessing www.CESVote.com and entering the eleven-digit control number provided on your BLUE proxy card. On the following screen, you should click on the link titled “Click here to pre-register for the online meeting” at the top of the page.

If you do not have your BLUE proxy card, you may register to attend the virtual Annual Meeting by emailing Proof of Ownership (as defined below) to GCPRegister@Proxy-Agent.com. Proof of ownership may include a copy of your proxy card received either from the Company or from Starboard Value or a statement showing your ownership as of April 13, 2020 (“Proof of Ownership”). After registering, our tabulator, Corporate Election Services (“CES”), will send you a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting. You must register to attend the Annual Meeting no later than 10:00 a.m. Eastern Time, on May 27, 2020.

Registering to Attend the Virtual Meeting as a Beneficial Owner

If you were not a record holder, but were a beneficial owner and your shares were held by a broker, bank, financial institution or other nominee or intermediary in “street name” as of April 13, 2020, you may register to attend the Annual Meeting by emailing GCPRegister@Proxy-Agent.com and attaching evidence that you beneficially owned GCP shares as of April 13, 2020, which may consist of a copy of the voting instruction form provided by your broker, bank, financial institution or other nominee or intermediary, an account statement, or a letter or legal proxy from such custodian. After registering and upon verification of your ownership, CES will send you an email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting. You must register to attend the Annual Meeting no later than 10:00 a.m. Eastern Time, on May 27, 2020.

Voting at the Virtual Meeting as a Stockholder of Record

If you were a stockholder of record as of April 13, 2020 and your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, you may pre-verify to vote at the Annual Meeting by emailing GCP@firstcoastresults.com to request a ballot and a verification number. Your request must include Proof of Ownership and must be received prior to 11:59 p.m. Eastern Time on May 26, 2020.

Upon receipt of the request and verification of your ownership, the Inspector of Election, First Coast Results, Inc. (“First Coast”), will send you an email providing a verification number along with a PDF ballot, which must be completed, signed and emailed back to GCP@firstcoastresults.com before the polls are closed at the Annual Meeting. In order to vote at the virtual Annual Meeting, you must follow the instructions to register and enter the virtual Annual Meeting so that you are deemed present.

Stockholders of record who have registered to attend the virtual Annual Meeting, but have not submitted a pre-verification request to vote prior to the deadline, may download a PDF ballot from the virtual Annual Meeting site, complete the PDF ballot, and email both the PDF ballot and their Proof of Ownership to GCP@firstcoastresults.com before the polls are closed at the virtual Annual Meeting.

We strongly encourage you to download, print and execute the PDF ballot prior to the virtual Annual Meeting, so that you are able to email it back before the polls are closed.

Voting at the Virtual Meeting as a Beneficial Owner

If you were not a record holder, but were a beneficial owner and your shares were held by a broker, bank, financial institution or other nominee or intermediary in “street name” as of April 13, 2020, you may pre-verify to vote at the Annual Meeting by requesting a legal proxy from your broker, bank, financial institution or other nominee or intermediary and emailing a picture of the legal proxy to GCP@firstcoastresults.com prior to 11:59 p.m. Eastern Time on May 26, 2020. Upon receipt and verification of the legal proxy, First Coast will send you an email providing a verification number along with a PDF ballot, which must be completed, signed and emailed back to GCP@firstcoastresults.com before polls are closed at the Annual Meeting. In order to vote at the virtual Annual Meeting, you must follow the instructions to register and enter the virtual Annual Meeting so that you are deemed present.

Beneficial owners who have registered to attend the virtual Annual Meeting, but have not submitted a pre-verification request to vote prior to the deadline, may download a PDF ballot from the virtual Annual Meeting site, complete the PDF ballot, and email both the PDF ballot and a copy of their legal proxy to GCP@firstcoastresults.com before the polls are closed at the virtual Annual Meeting.

We strongly encourage you to download, print and execute the PDF ballot prior to the virtual Annual Meeting, so that you are able to email it back before the polls are closed.

The voting instruction form you received in connection with the Annual Meeting is not a legal proxy. If you do request a legal proxy from your broker, bank, financial institution or other nominee or intermediary, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your broker, bank, financial institution or other nominee or intermediary to vote on your behalf. Consequently, you will only be able to vote by ballot at the Annual Meeting.

Attending the Virtual Meeting

After registering to attend the virtual Annual Meeting, CES will send you an email prior to the meeting with a link and instructions for entering the virtual Annual Meeting. Questions submitted during the Annual Meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. After the Annual Meeting, the Company intends to post on its website a record of the questions submitted by stockholders. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting will be included in the Rules and Procedures document that will be available on the virtual Annual Meeting site during the live webcast of the Annual Meeting.

In the event of any technical disruptions that prevent the Chairman from hosting the Annual Meeting, the Annual Meeting will be adjourned, to reconvene virtually at 10:00 a.m. Eastern Time on May 29, 2020. If the Annual Meeting is adjourned, all registered attendees will receive an email that will include the new meeting location.

Your Board of Directors unanimously recommends that you vote the BLUE proxy card FOR all of the GCP-recommended nominees in Proposal 1, and FOR Proposals 2 through 4. Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented at the Annual Meeting, please vote today by Internet, by telephone or by mail. The BLUE proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

We will make available a list of stockholders of record as of the Record Date for inspection by stockholders for any purpose germane to the Annual Meeting from May 18 through May 28, 2020 at our headquarters located at 62 Whittemore Avenue, Cambridge, MA 02140. Due to the fact that the normal business hours of our headquarters have been affected as a result of the COVID-19 pandemic, if you wish to inspect the list, please submit your request, along with Proof of Ownership, by email to GCPShareholderList@dfking.com. The list will also be available electronically on the virtual Annual Meeting site during the live webcast of the Annual Meeting.

By Action of the Board of Directors,

James E. Thompson

Vice President, General Counsel and Secretary

May 18, 2020

The Annual Meeting on May 28, 2020 at 10:00 a.m. Eastern Time will be accessible online to stockholders who have registered in advance. The Proxy Statement, other proxy materials and our Annual Report distributed by the Company are available free of charge online at www.ViewOurMaterial.com/GCP and at www.gcpat.com.